S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2018 Results
- Record Quarterly Net Income of $26.2 million-

Indiana, Pa. - April 19, 2018 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its first quarter 2018 earnings. First quarter net income was a record high of $26.2 million, or $0.75 diluted earnings per share (EPS), compared to first quarter of 2017 net income of $18.2 million, or $0.52 diluted EPS and fourth quarter of 2017 net income of $9.3 million, or $0.27 diluted EPS.

First Quarter of 2018 Highlights:

•	Net income of $26.2 million and diluted EPS of $0.75 both represent record high levels for S&T.

•	Diluted EPS increased by 44.2% compared to the first quarter of 2017.

•
Annualized performance metrics were solid and improved significantly compared to prior periods, with return on average assets of 1.51%, return on average shareholders' equity of 11.92% and return on average tangible shareholders' equity of 17.83% (non-GAAP).

•	Expenses continue to be well controlled with an efficiency ratio of 50.35% (non-GAAP).

•	Net income was positively impacted by the Tax Cuts and Jobs Act (Tax Act) which lowered the federal corporate tax rate from 35% to 21% effective January 1, 2018.

•	Nonperforming loans decreased 10.9% compared to the fourth quarter of 2017.

•
S&T's Board of Directors approved a 13.6%, or $0.03 per share, increase in the quarterly cash dividend to $0.25 per share. This represents a 25% increase in the dividend from the same period last year.

“We are pleased to start off 2018 with record quarterly net income,” said Todd Brice, president and chief executive officer of S&T. "Higher net interest income, our continued attention to expenses, lower provision for loan losses and the positive impact of tax reform have resulted in impressive performance metrics compared to a year ago."

Net Interest Income

Net interest income was $56.9 million compared to $57.8 million for the fourth quarter of 2017. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) increased 1 basis point to 3.59% even with the negative impact of the FTE adjustment from a lower statutory tax rate. The decrease in net interest income was primarily due to two less days in the first quarter compared to the fourth quarter of 2017.

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S&T Earnings Release -2

Asset Quality

Total nonperforming loans decreased 10.9% to $21.3 million, or 0.37% of total loans, at March 31, 2018 compared to $23.9 million, or 0.42% of total loans, at December 31, 2017. OREO increased $2.5 million related to two land lots owned by S&T Bank that are for sale and are no longer intended to be future branch locations. During the first quarter of 2018, there were net loan recoveries of $0.2 million compared to net charge-offs of $1.3 million in the fourth quarter of 2017. The provision for loan loss was $2.5 million compared to $1.0 million in the fourth quarter of 2017. The allowance for loan losses (ALLL) to total portfolio loans was 1.03% at March 31, 2018 compared to 0.98% at December 31, 2017. Both the increase in the provision and ALLL are primarily due to an increase in special mention and substandard loans compared to December 31, 2017.

Noninterest Income and Expense

Noninterest income increased $1.1 million to $13.8 million for the first quarter of 2018 compared to $12.7 million for the fourth quarter of 2017. The increase primarily related to a $1.9 million gain on the sale of a majority interest of our insurance business. Insurance fees decreased $1.0 million as a result of this sale. The decrease of $0.8 million in other income related to a branch sale in the fourth quarter of 2017.

Expenses remain well controlled decreasing to $36.1 million compared to $38.0 million for the fourth quarter of 2017. Salaries and employee benefits decreased $1.2 million due to the sale of our insurance business, lower incentives and seasonally lower medical costs. Marketing expense decreased $0.5 million due to the timing of marketing campaigns and other expense decreased $0.7 million primarily due to lower loan related expense. Other taxes increased by $0.6 million related to a state sales tax assessment. The efficiency ratio (non-GAAP) improved to 50.35% compared to 51.75% in the fourth quarter and 53.83% in the first quarter of 2017 due to expense control and higher revenue.

Income Tax Expense

The Tax Act changed the federal corporate tax rate from 35% to 21% effective January 1, 2018. As a result the effective tax rate declined to 18.7% for the first quarter of 2018. Included in the effective tax rate for the first quarter were non-recurring discrete items of $0.9 million, primarily related to the sale of a majority interest of our insurance business.

Financial Condition

Total assets were $7.0 billion at March 31, 2018 compared to $7.1 billion as of December 31, 2017. Higher than usual pay-offs in commercial loans combined with lower seasonal demand resulted in a decrease in portfolio loans of $30.8 million. Total deposits decreased $40.8 million as competition for customer funds accelerated, with declines in all categories except money market accounts. All capital ratios increased this quarter due to strong retained earnings, a decline in average assets and slower risk weighted asset growth. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a 13.6% increase in the quarterly cash dividend at its regular meeting held April 16, 2018. The dividend increased to $0.25 per share compared to $0.20 per share declared in the same period in the prior year, a 25% increase. The dividend is payable May 17, 2018 to shareholders of record on May 3, 2018.

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S&T Earnings Release -3

Conference Call

S&T will host its first quarter 2018 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 19, 2018. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2018 Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until April 26, 2018, by dialing 1.877.481.4010; the Conference ID # is 27217.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $7.0 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com or www.stbank.com.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate” ,“estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses, cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2018	2017	2017
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$63,055	$63,407	$56,900
Investment securities:
Taxable	3,429	3,164	2,848
Tax-exempt	874	871	920
Dividends	671	413	482
Total Interest Income	68,029	67,855	61,150

INTEREST EXPENSE
Deposits	7,846	7,227	5,379
Borrowings and junior subordinated debt securities	3,251	2,800	1,893
Total Interest Expense	11,097	10,027	7,272

NET INTEREST INCOME	56,932	57,828	53,878
Provision for loan losses	2,472	982	5,183
Net Interest Income After Provision for Loan Losses	54,460	56,846	48,695

NONINTEREST INCOME
Net gain (loss) on sale of securities	—	(986)	370
Service charges on deposit accounts	3,241	3,240	3,014
Debit and credit card fees	3,037	3,077	2,843
Wealth management fees	2,682	2,521	2,403
Gain on sale of a majority interest of insurance business	1,873	—	—
Mortgage banking	602	635	733
Insurance fees	169	1,139	1,457
Other	2,188	3,024	2,176
Total Noninterest Income	13,792	12,650	12,996

NONINTEREST EXPENSE
Salaries and employee benefits	18,815	20,006	20,541
Net occupancy	2,873	2,736	2,815
Data processing	2,325	2,131	2,223
Furniture, equipment and software	1,957	2,200	2,047
Other taxes	1,848	1,241	976
FDIC insurance	1,108	1,083	1,123
Professional services and legal	1,051	1,224	1,068
Marketing	702	1,191	754
Other	5,403	6,135	5,261
Total Noninterest Expense	36,082	37,947	36,808

Income Before Taxes	32,170	31,549	24,883
Provision for income taxes	6,007	22,255	6,695

Net Income	$26,163	$9,294	$18,188

Per Share Data
Shares outstanding at end of period	35,000,502	34,971,929	34,980,556
Average shares outstanding - diluted	34,999,165	35,019,866	34,912,261
Diluted earnings per share	$0.75	$0.27	$0.52
Dividends declared per share	$0.22	$0.22	$0.20
Dividend yield (annualized)	2.20%	2.21%	2.31%
Dividends paid to net income	29.31%	82.53%	38.27%
Book value	$25.58	$25.28	$24.45
Tangible book value (1)	$17.30	$16.87	$16.02
Market value	$39.94	$39.81	$34.60

Profitability Ratios (annualized)
Return on average assets	1.51%	0.52%	1.06%
Return on average shareholders' equity	11.92%	4.14%	8.68%
Return on average tangible shareholders' equity (2)	17.83%	6.30%	13.45%
Efficiency ratio (FTE) (3)	50.35%	51.75%	53.83%

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S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2018	2017	2017
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$112,849	$117,152	$104,705
Securities, at fair value	687,650	698,291	713,198
Loans held for sale	3,283	4,485	14,355
Commercial loans:
Commercial real estate	2,760,891	2,685,994	2,614,724
Commercial and industrial	1,406,950	1,433,266	1,422,297
Commercial construction	324,141	384,334	455,211
Total Commercial Loans	4,491,982	4,503,594	4,492,232
Consumer loans:
Residential mortgage	692,385	698,774	700,610
Home equity	474,850	487,326	479,402
Installment and other consumer	66,890	67,204	70,219
Consumer construction	4,506	4,551	4,363
Total Consumer Loans	1,238,631	1,257,855	1,254,594
Total portfolio loans	5,730,613	5,761,449	5,746,826
Allowance for loan losses	(59,046)	(56,390)	(55,816)
Total portfolio loans, net	5,671,567	5,705,059	5,691,010
Federal Home Loan Bank and other restricted stock, at cost	29,769	29,270	29,739
Goodwill	287,446	291,670	291,670
Other assets	212,765	214,328	220,421
Total Assets	$7,005,329	$7,060,255	$7,065,098

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,368,350	$1,387,712	$1,300,707
Interest-bearing demand	560,711	603,141	631,652
Money market	1,239,400	1,146,156	985,723
Savings	876,459	893,119	1,032,864
Certificates of deposit	1,342,174	1,397,763	1,484,379
Total Deposits	5,387,094	5,427,891	5,435,325

Borrowings:
Securities sold under repurchase agreements	44,617	50,161	46,987
Short-term borrowings	525,000	540,000	610,000
Long-term borrowings	46,684	47,301	14,118
Junior subordinated debt securities	45,619	45,619	45,619
Total Borrowings	661,920	683,081	716,724
Other liabilities	60,908	65,252	57,869
Total Liabilities	6,109,922	6,176,224	6,209,918

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	895,407	884,031	855,180
Total Liabilities and Shareholders' Equity	$7,005,329	$7,060,255	$7,065,098

Capitalization Ratios
Shareholders' equity / assets	12.78%	12.52%	12.10%
Tangible common equity / tangible assets (4)	9.02%	8.72%	8.28%
Tier 1 leverage ratio	9.72%	9.17%	8.92%
Common equity tier 1 capital	11.02%	10.71%	10.16%
Risk-based capital - tier 1	11.36%	11.06%	10.52%
Risk-based capital - total	12.85%	12.55%	12.02%

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S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2018		2017		2017
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$56,008	1.65%	$56,989	1.12%	$66,173	0.85%
Securities, at fair value	686,912	2.53%	696,411	2.53%	697,327	2.44%
Loans held for sale	1,949	5.65%	35,001	4.23%	2,211	4.44%
Commercial real estate	2,690,990	4.57%	2,684,481	4.42%	2,524,859	4.25%
Commercial and industrial	1,431,588	4.41%	1,453,554	4.47%	1,413,801	4.16%
Commercial construction	375,129	4.51%	405,285	4.26%	454,886	3.70%
Total Commercial Loans	4,497,707	4.51%	4,543,320	4.42%	4,393,546	4.16%
Residential mortgage	694,303	4.19%	696,422	4.14%	699,849	4.05%
Home equity	481,053	4.47%	489,031	4.34%	480,411	4.14%
Installment and other consumer	66,861	6.69%	68,459	6.63%	68,164	6.49%
Consumer construction	3,810	4.69%	4,107	4.41%	5,374	3.67%
Total Consumer Loans	1,246,027	4.43%	1,258,019	4.35%	1,253,798	4.22%
Total Portfolio Loans	5,743,734	4.50%	5,801,339	4.41%	5,647,344	4.18%
Total Loans	5,745,683	4.50%	5,836,340	4.41%	5,649,555	4.18%
Federal Home Loan Bank and other restricted stock	31,216	8.05%	32,026	4.64%	32,690	4.68%
Total Interest-earning Assets	6,519,819	4.28%	6,621,766	4.18%	6,445,745	3.96%
Noninterest-earning assets	488,808		512,396		511,125
Total Assets	$7,008,627		$7,134,162		$6,956,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$575,377	0.26%	$620,027	0.25%	$633,232	0.18%
Money market	1,194,053	1.10%	1,102,093	0.92%	938,014	0.61%
Savings	874,318	0.20%	914,871	0.21%	1,041,647	0.21%
Certificates of deposit	1,355,617	1.14%	1,439,703	1.05%	1,403,796	0.91%
Total interest-bearing Deposits	3,999,365	0.80%	4,076,694	0.70%	4,016,689	0.54%
Securities sold under repurchase agreements	47,774	0.39%	42,599	0.26%	48,896	0.01%
Short-term borrowings	596,014	1.71%	625,189	1.38%	671,784	0.84%
Long-term borrowings	46,938	1.99%	30,813	2.04%	14,362	2.91%
Junior subordinated debt securities	45,619	4.14%	45,619	3.82%	45,619	3.45%
Total Borrowings	736,345	1.79%	744,220	1.49%	780,661	0.98%
Total interest-bearing Liabilities	4,735,710	0.95%	4,820,914	0.83%	4,797,350	0.61%
Noninterest-bearing liabilities	1,383,109		1,422,074		1,309,401
Shareholders' equity	889,808		891,174		850,119
Total Liabilities and Shareholders' Equity	$7,008,627		$7,134,162		$6,956,870

Net Interest Margin (5)		3.59%		3.58%		3.50%

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S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2018		2017		2017
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$3,952	0.14%	$3,468	0.13%	$8,617	0.33%
Commercial and industrial	4,617	0.33%	5,646	0.39%	21,879	1.54%
Commercial construction	1,873	0.58%	3,873	1.01%	3,758	0.83%
Total Nonperforming Commercial Loans	10,442	0.23%	12,987	0.29%	34,254	0.76%
Consumer loans:
Residential mortgage	6,715	0.97%	7,165	1.03%	8,218	1.17%
Home equity	4,109	0.87%	3,715	0.76%	3,484	0.73%
Installment and other consumer	69	0.10%	71	0.11%	36	0.05%
Total Nonperforming Consumer Loans	10,893	0.88%	10,951	0.87%	11,738	0.93%
Total Nonperforming Loans	$21,335	0.37%	$23,938	0.42%	$45,992	0.80%

	2018	2017	2017
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs
Charge-offs	$1,444	$2,073	$2,942
Recoveries	(1,628)	(769)	(800)
Net Loan Charge-offs	($184)	$1,304	$2,142

Net Loan Charge-offs
Commercial loans:
Commercial real estate	($48)	($191)	$312
Commercial and industrial	712	513	528
Commercial construction	(1,129)	465	388
Total Commercial Loan Charge-offs	(465)	787	1,228
Consumer loans:
Residential mortgage	53	162	481
Home equity	(123)	120	183
Installment and other consumer	359	272	258
Consumer construction	(8)	(37)	(8)
Total Consumer Loan Charge-offs	281	517	914
Total Net Loan Charge-offs	($184)	$1,304	$2,142

	2018	2017	2017
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$21,335	$23,938	$45,992
OREO	2,920	469	873
Nonperforming assets	24,255	24,407	46,865
Troubled debt restructurings (nonaccruing)	8,560	11,150	10,324
Troubled debt restructurings (accruing)	20,035	14,901	13,086
Total troubled debt restructurings	28,595	26,051	23,410
Nonperforming loans / loans	0.37%	0.42%	0.80%
Nonperforming assets / loans plus OREO	0.42%	0.42%	0.81%
Allowance for loan losses / total portfolio loans	1.03%	0.98%	0.97%
Allowance for loan losses / nonperforming loans	277%	236%	121%
Net loan charge-offs (recoveries)	$(184)	$1,304	$2,142
Net loan charge-offs (recoveries)(annualized) / average loans	(0.01)%	0.09%	0.15%

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S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2018	2017	2017
	First	Fourth	First
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$895,407	$884,031	$855,180
Less: goodwill and other intangible assets	(290,572)	(295,347)	(296,222)
Tax effect of other intangible assets	656	1,287	1,593
Tangible common equity (non-GAAP)	$605,491	$589,971	$560,551
Common shares outstanding	35,001	34,972	34,981
Tangible book value (non-GAAP)	$17.30	$16.87	$16.02

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$106,105	$36,873	$73,762
Plus: amortization of intangibles (annualized)	1,037	1,109	1,453
Tax effect of amortization of intangibles (annualized)	(218)	(388)	(509)
Net income before amortization of intangibles (annualized)	$106,924	$37,594	$74,706

Average total shareholders' equity	$889,808	$891,174	$850,119
Less: average goodwill and other intangible assets	(290,754)	(295,495)	(296,416)
Tax effect of average goodwill and other intangible assets	685	1,339	1,661
Average tangible equity (non-GAAP)	$599,739	$597,018	$555,364
Return on average tangible equity (non-GAAP)	17.83%	6.30%	13.45%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$36,082	$37,947	$36,808

Net interest income per consolidated statements of net income	$56,932	$57,828	$53,878
Less: net (gains) losses on sale of securities	—	986	(370)
Plus: taxable equivalent adjustment	940	1,878	1,871
Net interest income (FTE) (non-GAAP)	57,872	60,692	55,379
Noninterest income	13,792	12,650	12,996
Net interest income (FTE) (non-GAAP) plus noninterest income	$71,664	$73,342	$68,375
Efficiency ratio (non-GAAP)	50.35%	51.75%	53.83%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$895,407	$884,031	$855,180
Less: goodwill and other intangible assets	(290,572)	(295,347)	(296,222)
Tax effect of goodwill and other intangible assets	656	1,287	1,593
Tangible common equity (non-GAAP)	$605,491	$589,971	$560,551

Total assets	$7,005,329	$7,060,255	$7,065,098
Less: goodwill and other intangible assets	(290,572)	(295,347)	(296,222)
Tax effect of goodwill and other intangible assets	656	1,287	1,593
Tangible assets (non-GAAP)	$6,715,413	$6,766,195	$6,770,469
Tangible common equity to tangible assets (non-GAAP)	9.02%	8.72%	8.28%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$68,029	$67,855	$61,150
Less: interest expense	(11,097)	(10,027)	(7,272)
Net interest income per consolidated statements of net income	56,932	57,828	53,878
Plus: taxable equivalent adjustment	940	1,878	1,871
Net interest income (FTE) (non-GAAP)	57,872	59,706	55,749
Net interest income (FTE) (annualized)	234,703	237,526	226,093
Average earning assets	$6,519,819	$6,621,766	$6,445,745
Net interest margin - (FTE) (non-GAAP)	3.59%	3.58%	3.50%